Exhibit 99.1

Contact: Tim Berryman

Director – Investor Relations

Medical Properties Trust, Inc.

(205) 969-3755

tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS 25% GROWTH IN FIRST

QUARTER NORMALIZED FFO TO $0.35 PER SHARE

Achieves Deleveraging Goals Ahead of Schedule, Reduces Revolver Borrowings by $1.0

Billion and Significantly Improves Liquidity and Leverage Ratios

Birmingham, AL – May 4, 2016 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the first quarter ended March 31, 2016.

“Our execution of our asset repositioning and deleveraging strategy has been nothing short of outstanding,” said Edward K. Aldag, Jr., MPT’s Chairman, President and Chief Executive Officer. “It was only late last year that we initiated this plan, announcing that we had received strong interest from buyers in hospital investments with $900 million of value. Since then we have actually closed on dispositions, generating $550 million in net proceeds that we used to reduce debt. Along with replacing another $500 million in revolver borrowings with proceeds from our first quarter offering of long-term senior notes, this has positioned us among the better levered REITs in any sector, provided more than $1.1 billion of immediate revolver availability and contributed to a strong early 2016 performance. We have created for our shareholders a unique opportunity to invest in the best hospital real estate assets in our markets,” concluded Aldag.

FIRST QUARTER AND RECENT HIGHLIGHTS

•	Normalized Funds from Operations (“FFO”) per diluted share was $0.35 in the first quarter, up 25% compared to $0.28 per share reported in the first quarter of 2015;

•	Repaid $1.0 billion of revolver borrowings with $550 million in net proceeds from previously announced Capella dispositions and $500 million in proceeds from a previously announced offering of long-term senior notes;

•	Reduced net debt to EBITDA ratio to 5.6 times, among the top third of all REITs;

•	Completed construction of a 40-bed, 48,500 square foot rehabilitation hospital in Toledo, Ohio operated by Ernest Health for a total investment of approximately $19 million;

•	Completed construction of five Adeptus First Choice ER (“Adeptus”) facilities in the first quarter at an aggregate cost of approximately $22.3 million and commenced rent; at end of first quarter, MPT was collecting rent from 40 Adeptus facilities with seven more under construction and six undergoing pre-construction diligence reviews.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to FFO and Adjusted Funds from Operations (“AFFO”), all on a basis comparable to 2015 results.

PORTFOLIO UPDATE

As of March 31, 2016, and as adjusted for the subsequent Capella dispositions and commitment fundings, the Company had total gross assets of approximately $5.7 billion including 204 properties in 29 states and in Germany, the United Kingdom, Italy and Spain. The properties are leased to or mortgaged by 29 hospital operating companies.

MPT funded an aggregate of $33.0 million in the first quarter to complete the development of Adeptus hospital and free standing emergency facilities and a rehabilitation hospital for Ernest Health. As of March 31, the Company was under binding commitments to invest approximately $190.0 million for tenants and expects to fund these commitments prior to the third quarter of 2017.

OPERATING RESULTS AND OUTLOOK

Normalized FFO for 2016’s first quarter increased 47% to $83.5 million compared with $56.9 million in the first quarter of 2015. Per share Normalized FFO increased 25% to $0.35 per diluted share in the first quarter compared with $0.28 per share in the first quarter of 2015. First quarter 2016 total revenues increased 41% to $135.0 million compared with $96.0 million for the first quarter of 2015. Net income for the first quarter of 2016 was $57.9 million (or $0.24 per diluted share), compared to $35.9 million (or $0.17 per diluted share) in the first quarter of 2015.

Based on management’s present investment, capital and operating strategies, and the expected timing of each, management reaffirms its estimate that 2016 Normalized FFO will range from $1.29 to $1.33 per share.

This estimate does not include the effects, if any, of unexpected real estate operating costs, litigation costs, debt refinancing costs, acquisition costs, currency exchange rate movements, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates may change if the Company acquires or sells assets, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Wednesday, May 4, 2016 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended March 31, 2016. The dial-in numbers for the conference call are 855-365-5214 (U.S.) and

440-996-5721 (international); both numbers require passcode 92555539. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through May 18, 2016. Dial-in numbers for the replay are 855-859-2056 and 404-537-3406 for U.S. and International callers, respectively. The replay passcode for both U.S. and international callers is 92555539.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model allows hospitals and other healthcare facilities to unlock the value of their underlying real estate in order to fund facility improvements, technology upgrades, staff additions and new construction. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all) of pending transactions; Normalized FFO per share; the amount of acquisitions of healthcare real estate, if any; results from the potential sales, if any, of assets; capital markets conditions; estimated leverage metrics; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)	March 31, 2016	December 31, 2015
Assets	(Unaudited)	(A)
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$3,395,836	$3,297,705
Net investment in direct financing leases	630,482	626,996
Mortgage loans	757,578	757,581

Gross investment in real estate assets	4,783,896	4,682,282
Accumulated depreciation and amortization	(280,099)	(257,928)

Net investment in real estate assets	4,503,797	4,424,354
Cash and cash equivalents	206,410	195,541
Interest and rent receivables	50,467	46,939
Straight-line rent receivables	90,791	82,155
Other assets	858,930	860,362

Total Assets	$5,710,395	$5,609,351

Liabilities and Equity
Liabilities
Debt, net	$3,396,604	$3,322,541
Accounts payable and accrued expenses	139,443	137,356
Deferred revenue	21,585	29,358
Lease deposits and other obligations to tenants	16,615	12,831

Total Liabilities	3,574,247	3,502,086

Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 500,000 shares; issued and outstanding — 237,242 shares at March 31, 2016 and 236,744 shares at December 31, 2015	237	237
Additional paid in capital	2,595,725	2,593,827
Distributions in excess of net income	(413,108)	(418,650)
Accumulated other comprehensive loss	(51,482)	(72,884)
Treasury shares, at cost	(262)	(262)

Total Medical Properties Trust, Inc. Stockholders’ Equity	2,131,110	2,102,268

Non-controlling interests	5,038	4,997

Total Equity	2,136,148	2,107,265

Total Liabilities and Equity	$5,710,395	$5,609,351

(A)	Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended
	March 31, 2016	March 31, 2015
Revenues
Rent billed	$74,061	$53,100
Straight-line rent	8,217	4,728
Income from direct financing leases	18,951	12,555
Interest and fee income	33,770	25,578

Total revenues	134,999	95,961
Expenses
Real estate depreciation and amortization	21,142	14,756
Property-related	901	351
Acquisition expenses (A)	(1,065)	6,239
General and administrative	11,471	10,905

Total operating expenses	32,449	32,251

Operating income	102,550	63,710
Interest and other expense	(44,005)	(27,359)
Income tax expense	(319)	(375)

Income from continuing operations	58,226	35,976
Loss from discontinued operations	(1)	—

Net income	58,225	35,976
Net income attributable to non-controlling interests	(298)	(79)

Net income attributable to MPT common stockholders	$57,927	$35,897

Earnings per common share – basic:
Income from continuing operations	$0.24	$0.18
Loss from discontinued operations	—	—

Net income attributable to MPT common stockholders	$0.24	$0.18

Earnings per common share – diluted:
Income from continuing operations	$0.24	$0.17
Loss from discontinued operations	—	—

Net income attributable to MPT common stockholders	$0.24	$0.17

Dividends declared per common share	$0.22	$0.22

Weighted average shares outstanding – basic	237,510	202,958
Weighted average shares outstanding – diluted	237,819	203,615

(A)	Included in the 2016 first quarter is an adjustment of $1.9 million reflecting a decrease in our estimate of real estate transfer taxes due on our 2015 acquisitions in Germany.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended
	March 31, 2016	March 31, 2015
FFO information:
Net income attributable to MPT common stockholders	$57,927	$35,897
Participating securities’ share in earnings	(144)	(266)

Net income, less participating securities’ share in earnings	$57,783	$35,631

Depreciation and amortization (A)	21,472	14,756
Gain on sale of real estate	(40)	—

Funds from operations	$79,215	$50,387

Unutilized financing fees / debt refinancing costs	4	238
Acquisition expenses (A)	4,233	6,239

Normalized funds from operations	$83,452	$56,864

Share-based compensation	1,695	2,603
Debt costs amortization	1,835	1,377
Additional rent received in advance (B)	(300)	(300)
Straight-line rent revenue and other	(10,829)	(6,332)

Adjusted funds from operations	$75,853	$54,212

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.24	$0.17
Depreciation and amortization (A)	0.09	0.08
Gain on sale of real estate	—	—

Funds from operations	$0.33	$0.25

Unutilized financing fees / debt refinancing costs	—	—
Acquisition expenses (A)	0.02	0.03

Normalized funds from operations	$0.35	$0.28

Share-based compensation	0.01	0.01
Debt costs amortization	0.01	0.01
Additional rent received in advance (B)	—	—
Straight-line rent revenue and other	(0.05)	(0.03)

Adjusted funds from operations	$0.32	$0.27

(A)	For the first quarter of 2016, we included $0.3 million and $5.3 million of our share of real estate depreciation and acquisition expenses, respectively, from unconsolidated joint ventures. These amounts are included with the activity of all of our equity interests in the “Interest and other expenses” line on the consolidated statements of income.
(B)	Represents additional rent received from one tenant in advance of when we can recognize as revenue for accounting purposes. This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.